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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Symbion Stock Incentive Plan, Symbion Non-Employee Directors Stock Option Plan, Symbion Employee Stock Purchase Plan, Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan and Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan of Symbion, Inc. of (1) our report dated March 6, 2003 (except Note 14, as to which the date is February 5, 2004), with respect to the consolidated financial statements of Symbion, Inc. and (2) our report dated June 28, 2002, with respect to the consolidated financial statements of Physicians Surgical Care, Inc. included in the Registration Statement (Form S-1 No. 333-110555) and related Prospectus of Symbion, Inc. for its registration of its common stock dated February 5, 2004.


                                        /s/ Ernst & Young LLP

Nashville, Tennessee
March 3, 2004